Exhibit 99.2

Form of BTCS INC. Opt-In Agreement

The undersigned (I) understands that BTCS Inc. (“Company”) has declared a special one-time return of capital cash dividend of $0.05 per share (the “Cash Dividend”) for each shareholder of the Company on September 26, 2025 (the “Record Date”). This Agreement documents my irrevocable election (“Election”) to convert my Cash Dividend applicable to the number of shares set forth below into Ethereum (“ETH Dividend”) in lieu of the Cash Dividend and waive my right to the Cash Dividend. The number of ETH to be distributed shall be calculated as the dollar value of the Cash Dividend the shareholder elected to receive in ETH, divided by the market closing price of ETH as reported by Yahoo Finance on the Record Date, net of any fees described herein. Provided further, if a closing ETH price is not reported by Yahoo Finance, then the Company shall have the discretion to use an alternative source for the price of ETH. I have read the Current Report on Form 8-K (“8-K”) filed with the Securities and Exchange Commission on August 18, 2025 and understand the process to obtain the ETH Dividend. I hereby acknowledge that if my Company shares are not transferred to and recorded on the books and records of the Company’s Transfer Agent, Equity Stock Transfer (“EST”), as opposed to being held with my broker or other intermediary (“Broker”), by 4 p.m. Eastern Time on the Record Date, I will lose my right to the ETH Dividend and will instead receive the Cash Dividend.

In addition to the ETH Dividend, the Company will issue a one-time Loyalty Payment of $0.35 per share of common stock (the “Loyalty Payment”), exclusively to record holders of common stock who successfully elect to receive the ETH Dividend and maintain their shares in record name with EST from the Record Date through January 26, 2026. The Loyalty Payment, which is payable solely in ETH will only be paid to those shareholders who both adhere to the holding period and complete this form with accurate information. The number of ETH to be distributed shall be calculated as the dollar value of the Loyalty Payment, divided by the market closing price of ETH as reported by Yahoo Finance on the Record Date, net of any fees described herein. Provided further, if a closing ETH price is not reported by Yahoo Finance, then the Company shall have the discretion to use an alternative source for the price of ETH.

The Company will pay a one-time Transfer Agent fee per shareholder for shares that are transferred in as well as for shares that are transferred out in connection with the ETH Dividend. The Company is not responsible for any Ethereum gas fees charged by the Network. The undersigned acknowledges that the amount of ETH received may be less than anticipated as a result of Ethereum Network gas fees. The undersigned also acknowledges that the date they will receive the ETH (the “Payment Date”) will be as soon as reasonably practicable after the Record Date and the Company will not be responsible for any decrease in the value of ETH during this period. The undersigned acknowledges that they have read the risk factors below.

By signing below,

I hereby acknowledge:

(i)	that the process to move shares from a brokerage (or other intermediary) account to the Transfer Agent may be time-consuming and therefore I shall reach out to my Broker immediately to start the process.

(ii)	any fees charged by my Broker will be my responsibility.

(iii)	Failure to provide a valid wallet address or providing an inaccurate wallet address will result in me losing my rights under such payment.

I hereby represent that:

(i)	the information below is accurate and I understand that any failure to timely move my shares to the books and records of the Company’s Transfer Agent or provide accurate information will result in the Election and Loyalty Payment being voided.

(ii)	I have read this entire Agreement and understand the risks (which, in part, are described below under “Risk Factors”) and terms of this Agreement.

Name or entity name your shares are registered under:	___________________________________________________
If entity, name and title of authorized signer:	___________________________________________________
SSN/EIN:	___________________________________________________
Address: (address on file with brokerage firm or transfer agent)	___________________________________________________ ___________________________________________________
Phone Number:	___________________________________________________
Email:	___________________________________________________
Number of shares[1]:	___________________________________________________
Ethereum Wallet Address:	___________________________________________________
Confirm Ethereum Wallet Address:	___________________________________________________
(Ethereum transactions are irreversible it is advised that you cut and paste your wallet address into this field)

Please select the applicable option:

__	Option 1 – DRS: I would like to DRS my shares from my brokerage account and have them delivered electronically to the Transfer Agent. I understand this process may take longer to complete than a DWAC in Option 2, and if not successfully completed prior to the Record Date, would result in me receiving a Cash Dividend instead of an ETH Dividend. I acknowledge that most brokers typically do not charge a fee for a DRS transfer, but some may, and I will be responsible for any such fees. I will contact my broker to discuss the timing and any applicable charges.

__	Option 2 – DWAC: I would like to DWAC (withdraw) my shares from my brokerage account and have them delivered electronically to the Transfer Agent as soon as possible. I understand that brokers often charge DWAC fees ranging from $100 to $500 per transaction, and that I am responsible for these fees. I will check with and discuss the exact charges with my brokerage.

__	Option 3 – Shares already at EST: My shares are already on the books and records of the Transfer Agent.

1All shares in your record name on the Record Date will receive the ETH Dividend. Any conflict between the amount of shares of common stock stated herein and the Transfer Agent’s records; the Transfer Agent’s records shall prevail.

Risk Factors

Prior to making any decision, you should carefully consider the following Risk Factors and the Risk Factors contained in our Form 10-K filed on March 20, 2025. If any of the events discussed in the Risk Factors occur, the value of the ETH you receive could be adversely affected.

The process to move shares from a brokerage account or other intermediary account (“Street Name”) can be a time-consuming process. If you fail to move your shares to the Transfer Agent by 4 p.m. Eastern Time on the Record Date of September 26, 2025, or the shares are not in record name by the required date and time for any reason whatsoever, your Election will be voided.

Any Street Name shareholder who would like to make the Election should immediately contact their broker and request that their Company shares be moved into their name at the Transfer Agent. Each brokerage firm has their own process. If you do not timely request the transfer by your Broker or provide your Broker or the Company with accurate information in this Agreement or your Broker does not transfer your shares for any reason, the Election will be voided, and you will not receive the ETH Dividend and instead receive the Cash Dividend. The Company will not be responsible for any of the foregoing.

The price of Ethereum may increase or decrease between the Record Date and the Payment Date.

If the price of Ethereum decreases between the Record Date and the Payment Date, shareholders receiving the Cash Dividend may receive more value than those who elected to receive the ETH Dividend. Additionally, the price of ETH may decrease after you make the Election and may not rebound by the Payment Date. Once you have made the Election it is irrevocable, and you will not have any right to change to a Cash Dividend.

Providing an invalid wallet address may result in you losing all rights to an ETH Dividend.

Ethereum transactions are irreversible. If you provide the Company with the wrong wallet address (which is a valid address), the owner of such wallet address will receive the benefit of your ETH Dividend, and you will receive nothing. If you provide the Company with an invalid wallet address and the transfer is rejected by the Ethereum Network, the Company may, at its option, pay you the Cash Dividend instead of the ETH Dividend. Shareholders are encouraged to confirm their wallet addresses prior to submitting their Election otherwise they could lose their full rights to both the Cash Divided and ETH Dividend.

Holding Shares at the Transfer Agent to Receive the Loyalty Payment May Expose You to Market Risk.

In order to receive the one-time Loyalty Payment of $0.35 per share, shareholders must hold their BTCS common stock in record name with the Company’s transfer agent, Equity Stock Transfer (“EST”), continuously from the Record Date through the January 26, 2026 Loyalty Payment date. During this time, shareholders will experience reduced liquidity as shares held at a transfer agent cannot be sold as quickly as shares held in a brokerage account, which could expose them to fluctuations in BTCS’s stock price. If the market price of BTCS common stock declines during this period, shareholders may incur a loss that exceeds the value of the Loyalty Payment. There is no guarantee that the stock will maintain or exceed its value during the required holding period, and shareholders must independently evaluate whether the potential benefit of the Loyalty Payment outweighs the risk of holding the stock illiquid for an extended period.

I understand there may be tax consequences from the Election and the Loyalty Payment. The Company hereby encourages all of its shareholders to seek tax advice from a qualified tax professional before deciding to make the Election and receiving the Loyalty Payment.

We encourage shareholders who have questions concerning the Election process to contact Equity Stock Transfer, our Transfer Agent at bividend@equitystock.com. For general inquiries, please contact BTCS at bividend@btcs.com. This Agreement may only be executed through DocuSign®. Any Agreement that is mailed, faxed, or emailed to any representative of the Company or to EST will not be accepted.

I hereby make my irrevocable Election to accept the ETH Dividend and Loyalty Payment, subject to the foregoing terms.

Dated:

IF AN ENTITY:	IF AN INDIVIDUAL:

Signature:	Signature:

Name:	Name:

Title:

Entity: